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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT

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                                                                              Percentage Ownership
                                                                              --------------------
DIRECT SUBSIDIARIES

Value Network Service, Inc. a Delaware corporation                                             100%
Florists' Transworld Delivery, Inc., a Michigan corporation                                    100%

FTD International, Inc., a Delaware corporation                                                100%

SUBSIDIARIES OF FLORISTS' TRANSWORLD DELIVERY, INC.

FTD Holdings, Incorporated, a Delaware corporation                                             100%

FTD of Canada Inc., a Canada corporation                                                       100%

FTD.COM INC., a Delaware corporation                                                            83%

SUBSIDIARIES OF FTD HOLDINGS, INCORPORATED

Renaissance Greeting Cards, Inc., a Maine corporation                                          100%

SUBSIDIARIES OF FTD INTERNATIONAL, INCORPORATED

Florists Transworld Delivery de Mexico, S. de R.L. de C.V.                                     100%

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